EXHIBIT 99.1

Contact:	Todd Flowers
Investor Relations
(502) 596-6569

KINDRED HEALTHCARE REPORTS SECOND QUARTER 2016 RESULTS AT

HIGH END OF GUIDANCE RANGE

Company Reaffirms Full Year Outlook for 2016

Consolidated Revenues of $1.84 billion, GAAP Income from Continuing Operations of $34 million, GAAP Diluted EPS from Continuing Operations of $0.23 and EBITDAR of $251 million(1) in the Second Quarter Include

Net Costs of $18 million Related to Impairments, Litigation, Transaction, Integration, Research and Development, Debt Amendment, Other Restructuring Costs, and Gain on Facility Swap

Core EBITDAR of $268 million(1) and Core Diluted EPS from Continuing Operations of $0.38(1)

in the Second Quarter

Second Quarter GAAP Operating Cash Flows of $135 million; Core Operating Cash Flows of $126 million(1)

LOUISVILLE, Ky. (August 4, 2016) – Kindred Healthcare, Inc. (“Kindred” or the “Company”) (NYSE:KND) today announced its operating results for the second quarter ended June 30, 2016.

Benjamin A. Breier, President and Chief Executive Officer of the Company, commented, “We are pleased to report a solid second quarter with results at the high end of our expectations. Notably, our Kindred at Home (“KAH”) and Kindred Hospital Rehabilitation Services (“KHRS”) businesses both achieved strong sequential and year-over-year volume growth and operating performance. Our Hospital Division increased same-facility admissions and same-facility patient days and delivered stable second quarter results in line with our expectations. We are pleased that the Hospital Division’s performance has continued its significant improvement from the operating trends experienced in the second half of 2015. Solid execution remains our top priority across the Company as we drive effective patient-centered care solutions and adapt to a changing regulatory and operating environment. As always, I thank Kindred’s 102,000 teammates for the exceptional care, hope and dignity that they provide to more than one million patients we see at Kindred each year.”

All financial and statistical information included in this press release reflects the continuing operations of the Company’s businesses for all periods presented unless otherwise indicated.

Second Quarter Consolidated Highlights(1):

•	Consolidated revenues were $1.84 billion, a 0.5% year-over-year increase, while GAAP income from continuing operations increased 2% to $34.4 million from $33.7 million in the same period in 2015. Core EBITDAR increased 2.3% to $267.9 million compared to $261.8 million in the same period in 2015. The increase in GAAP income from continuing operations and core EBITDAR are both due primarily to revenue growth and operating margin improvement in the KAH and KHRS businesses.

•	GAAP operating cash flows increased to $135.1 million compared to $100.4 million for the same period a year ago. Core operating cash flows were $126.4 million compared to core operating cash flows of $97.7 million for the same period a year ago. Core free cash flows were $83.5 million compared to core free cash flows of $63.1 million in the same period a year ago.

(1)	See reconciliation of generally accepted accounting principles (“GAAP”) results to non-GAAP results beginning on page 12. As used herein, “EBITDAR” means earnings before interest, income taxes, depreciation, amortization and rent.

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680 South Fourth Street                    Louisville, Kentucky 40202

502.596.7300                    www.kindredhealthcare.com

Kindred Healthcare Reports Second Quarter 2016 Results

August 4, 2016

Second Quarter Consolidated Highlights(1): (Continued)

•	GAAP diluted earnings per share (“EPS”) from continuing operations was $0.23 and core diluted EPS from continuing operations was $0.38 based upon 87.5 million weighted average diluted shares. In the same period a year ago, the Company reported GAAP diluted EPS of $0.25, while core diluted EPS was $0.39 based upon 86.4 million weighted average diluted shares. GAAP diluted EPS in the second quarter of 2016 includes $17.7 million ($13.2 million net of income taxes of $3.5 million and noncontrolling interests of $1.0 million) or $0.15 per diluted share of charges related to property and intangible asset impairments, litigation, transaction, integration, research and development, debt amendment, and other restructuring costs, and a gain on facility swap. GAAP diluted EPS in the second quarter of 2015 includes $13.4 million ($12.1 million net of income taxes of $1.3 million) or $0.14 per diluted share of charges related to transaction, integration, litigation, and other restructuring costs.

•	The Kindred Board of Directors declared a cash dividend of $0.12 per share on the Company’s common stock payable on September 2, 2016 to shareholders of record as of the close of business on August 18, 2016.

Second Quarter Segment Highlights(1)(2):

KAH second quarter revenues increased 3% over the prior year period to $624.2 million with home health episodic admissions growing 3.5% and hospice average daily census growing 4% compared to the same period last year. Segment EBITDAR (GAAP) for KAH increased 8.6% to $107.0 million as compared to $98.6 million in the prior year period and core EBITDAR increased 6.3% to $107.2 million compared to $100.8 million a year ago. These results were achieved despite a 10% net reduction in home health branches and an 8.3% net reduction in hospice branches since the beginning of 2015, primarily from branch consolidations. Average home health revenue per branch grew 12.6% and average hospice revenue per branch grew 6.1% during the last twelve months compared to a year ago.

Kindred’s Hospital Division second quarter revenues increased 1.0% over the prior year period to $633.7 million, as a result of a 1% increase in revenues per patient day compared to the same period last year. Same-hospital admissions were up 0.3% during the quarter and same-hospital patient days were up 1.4%. Segment EBITDAR (GAAP) in the Hospital Division for the second quarter decreased 3.3% to $126.6 million from $131.0 million a year ago and core EBITDAR for the second quarter decreased 4.3% to $125.9 million from $131.5 million a year ago as operating expenses per patient day increased 2% in the second quarter compared to a year ago.

Kindred Rehabilitation Services Division second quarter revenues declined 6.0% to $365.9 million, while both segment EBITDAR (GAAP) and core EBITDAR increased 7.6% to $63.7 million compared to $59.2 million in the same period last year. Strong performance in the second quarter from KHRS freestanding inpatient rehabilitation hospitals (“IRFs”) was offset by the impact of previously reported contract losses in RehabCare that occurred primarily in the first half of 2015. The KHRS segment achieved strong revenue growth of 11.3%, and both segment EBITDAR (GAAP) and core EBITDAR grew 13.3% compared to the same period a year ago, with IRF same-hospital discharges growing 4.1% during the quarter. RehabCare revenues declined 17.2% to $196.1 million from a year ago, while segment EBITDAR (GAAP), core EBITDAR and operating margins continued to stabilize in the second quarter. RehabCare second quarter segment and core EBITDAR increased to $13.3 million from $12.0 million and operating margins increased to 6.8% from 5.9%, both compared to the first quarter of 2016.

Kindred’s Nursing Center Division second quarter revenues declined 0.5% to $272.4 million compared to the same period last year. Segment EBITDAR (GAAP) decreased 25.6% to $29.7 million and core EBITDAR decreased 16.8% to $33.7 million, each the result of a 1.2% decline in average daily census, start-up losses of $1 million at two newly opened transitional care centers, higher contract labor costs, and for segment EBITDAR (GAAP), $4.0 million of facility closure and restructuring costs.

(1)	See reconciliation of GAAP results to non-GAAP results beginning on page 12.
(2)	See same-hospital and full segment data on pages 8 through 11.

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Kindred Healthcare Reports Second Quarter 2016 Results

August 4, 2016

2016 Outlook

All forward-looking non-GAAP financial measures contained in this section “2016 Outlook” are provided only on a non-GAAP basis. This is due to the inherent difficulty of forecasting the timing or amount of items that would be included in the most directly comparable forward-looking GAAP financial measures. As a result, reconciliation of the forward-looking non-GAAP financial measures to GAAP financial measures is not available without unreasonable effort and the Company is unable to address the probable significance of the unavailable information.

The Company’s outlook does not reflect the potential impact of the previously announced definitive agreement to sell 12 long-term acute care (“LTAC”) hospitals to Curahealth, LLC (“Curahealth”). The Company will make the appropriate adjustments following the closing of the transaction.

The Company’s outlook also excludes transaction costs, the effect of any reimbursement changes, debt refinancing costs, severance, retirement, retention, restructuring costs, litigation and related contingency expense, integration costs, business interruption settlements, a gain on swap of facilities, research and development, any further acquisitions or divestitures, any impairment charges, any further issuances of common stock or any repurchases of common stock.

Kindred today reaffirmed its outlook for 2016. Kindred expects:

•	Annual revenues of approximately $7.250 billion, with a range of $7.2 billion to $7.3 billion

•	Core EBITDAR of approximately $990 million, with a range of $970 million to $1.010 billion

•	Core diluted EPS from continuing operations of approximately $0.90, with a range of $0.80 to $1.00(1)

Following the Securities and Exchange Commission’s recently updated Compliance and Disclosure Interpretations on the use of non-GAAP financial measures, the Company has discontinued reporting adjusted core diluted EPS from continuing operations.

For the third quarter of 2016, the Company expects core EBITDAR to approximate $220 million to $235 million and core diluted EPS from continuing operations to approximate $0.02 to $0.12.

Additionally, Kindred reaffirmed its preliminary outlook for 2017 core EBITDAR of at least $1 billion.

Mr. Breier commented, “We continue our efforts to grow our home health, hospice and inpatient rehabilitation businesses through organic growth, acquisitions and new joint venture arrangements and we remain enthusiastic about the growth opportunities in these businesses. We also remain focused on our preparations for LTAC patient criteria and related mitigation initiatives, including the ongoing optimization of our LTAC hospital portfolio. Our previously announced transaction with Curahealth and our facility swap transaction with Select Medical Holdings Corporation (NYSE:SEM) reflect our commitment to this strategy. We believe our diversified portfolio of assets, coordinated over an episode of care, with the key enablers we have developed, continue to put Kindred in a unique position to become the Post-Acute Benefits Management leader in the many markets we now serve.”

Stephen D. Farber, Executive Vice President and Chief Financial Officer of Kindred, added, “We are very pleased with our strong second quarter cash flow performance that was in line with our expectations, and coupled with our recent financing, enabled us to end the quarter with excellent liquidity, with approximately $59 million drawn on our $900 million asset-based revolving credit facility. We continue to expect to generate roughly $300 million per year in core operating cash flows and approximately half of that amount in core free cash flows.”

Cash Dividend

The Company announced that its Board of Directors has approved the payment of a cash dividend of $0.12 per share of common stock to be paid on September 2, 2016 to shareholders of record as of the close of business on August 18, 2016.

(1)	The EPS estimate is based upon an estimated weighted average annual diluted share count for 2016 of 88 million shares.

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Kindred Healthcare Reports Second Quarter 2016 Results

August 4, 2016

Conference Call

As previously announced, investors and the general public may access a live webcast of the second quarter 2016 conference call through a link on the Company’s website at http://investors.kindredhealthcare.com. The conference call will be held on August 5 at 10:00 a.m. (Eastern Time).

A telephone replay of the conference call will become available at approximately 1:00 p.m. on August 5 by dialing (719) 457-0820, access code: 3224094. The replay will be available through August 14.

Forward-Looking Statements and Non-GAAP Reconciliations

See page 12 for important disclosures regarding the Company’s forward-looking statements and the non-GAAP financial reconciliations that follow.

About Kindred Healthcare

Kindred Healthcare, Inc., a top-90 private employer in the United States, is a FORTUNE 500 healthcare services company based in Louisville, Kentucky with annual revenues of approximately $7.2 billion(1). At June 30, 2016, Kindred through its subsidiaries had approximately 101,800 employees providing healthcare services in 2,684 locations in 46 states, including 97 transitional care hospitals, 19 inpatient rehabilitation hospitals, 92 nursing centers, 19 sub-acute units, 617 Kindred at Home home health, hospice and non-medical home care sites of service, 105 inpatient rehabilitation units (hospital-based) and contract rehabilitation service businesses which served 1,735 non-affiliated sites of service. Ranked as one of Fortune magazine’s Most Admired Healthcare Companies for seven years, Kindred’s mission is to promote healing, provide hope, preserve dignity and produce value for each patient, resident, family member, customer, employee and shareholder we serve. For more information, go to www.kindredhealthcare.com. You can also follow us on Twitter and Facebook.

(1)	Revenues based upon Kindred consolidated revenues for the twelve months ended June 30, 2016.

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Kindred Healthcare Reports Second Quarter 2016 Results

August 4, 2016

KINDRED HEALTHCARE, INC.

Condensed Consolidated Statement of Operations

(Unaudited)

(In thousands, except per share amounts)

	Three months ended		Six months ended
	June 30,		June 30,
	2016	2015	2016	2015
Revenues	$1,842,070	$1,833,475	$3,680,041	$3,509,442

Salaries, wages and benefits	928,954	935,687	1,855,168	1,782,780
Supplies	99,410	98,237	198,826	191,508
Rent	100,555	96,402	198,323	188,542
Other operating expenses	217,850	212,117	432,551	409,844
General and administrative expenses	338,672	334,805	694,199	740,907
Other income	(511)	(569)	(1,463)	(1,049)
Litigation contingency expense	930	3,925	2,840	98,925
Impairment charges	6,131	—	13,919	6,726
Depreciation and amortization	40,257	38,625	80,938	77,560
Interest expense	58,056	57,170	115,555	119,688
Investment income	(497)	(1,030)	(751)	(1,771)

	1,789,807	1,775,369	3,590,105	3,613,660

Income (loss) from continuing operations before income taxes	52,263	58,106	89,936	(104,218)
Provision (benefit) for income taxes	17,882	24,396	29,718	(3,340)

Income (loss) from continuing operations	34,381	33,710	60,218	(100,878)
Discontinued operations, net of income taxes:
Income (loss) from operations	3,016	(589)	2,434	(4,013)
Gain (loss) on divestiture of operations	(83)	983	179	983

Income (loss) from discontinued operations	2,933	394	2,613	(3,030)

Net income (loss)	37,314	34,104	62,831	(103,908)
(Earnings) loss attributable to noncontrolling interests:
Continuing operations	(13,522)	(11,735)	(26,036)	(20,582)
Discontinued operations	(3)	2	(5)	31

	(13,525)	(11,733)	(26,041)	(20,551)

Income (loss) attributable to Kindred	$23,789	$22,371	$36,790	$(124,459)

Amounts attributable to Kindred stockholders:
Income (loss) from continuing operations	$20,859	$21,975	$34,182	$(121,460)
Income (loss) from discontinued operations	2,930	396	2,608	(2,999)

Net income (loss)	$23,789	$22,371	$36,790	$(124,459)

Earnings (loss) per common share:
Basic:
Income (loss) from continuing operations	$0.24	$0.25	$0.39	$(1.47)
Discontinued operations:
Income (loss) from operations	0.03	(0.01)	0.03	(0.05)
Gain (loss) on divestiture of operations	—	0.01	—	0.01

Income (loss) from discontinued operations	0.03	—	0.03	(0.04)

Net income (loss)	$0.27	$0.25	$0.42	$(1.51)

Diluted:
Income (loss) from continuing operations	$0.23	$0.25	$0.38	$(1.47)
Discontinued operations:
Income (loss) from operations	0.03	(0.01)	0.03	(0.05)
Gain (loss) on divestiture of operations	—	0.01	—	0.01

Income (loss) from discontinued operations	0.03	—	0.03	(0.04)

Net income (loss)	$0.26	$0.25	$0.41	$(1.51)

Shares used in computing earnings (loss) per common share:
Basic	86,836	86,045	86,713	82,828
Diluted	87,500	86,402	87,374	82,828
Cash dividends declared and paid per common share	$0.12	$0.12	$0.24	$0.24

Kindred Healthcare Reports Second Quarter 2016 Results

August 4, 2016

KINDRED HEALTHCARE, INC.

Condensed Consolidated Balance Sheet

(Unaudited)

(In thousands, except per share amounts)

	June 30,	December 31,
	2016	2015
ASSETS
Current assets:
Cash and cash equivalents	$100,056	$98,758
Insurance subsidiary investments	96,330	106,638
Accounts receivable less allowance for loss	1,264,540	1,194,868
Inventories	28,178	27,791
Income taxes	11,223	11,790
Other	70,384	61,054

	1,570,711	1,500,899

Property and equipment	2,165,547	2,162,398
Accumulated depreciation	(1,226,072)	(1,190,402)

	939,475	971,996

Goodwill	2,690,202	2,669,810
Intangible assets less accumulated amortization	781,203	755,655
Assets held for sale	4,459	613
Insurance subsidiary investments	199,075	204,498
Deferred tax assets	81,324	104,130
Acquisition deposit	—	18,489
Other	281,073	242,169 (a)

Total assets	$6,547,522	$6,468,259

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$196,952	$187,061
Salaries, wages and other compensation	419,251	404,925
Due to third party payors	33,136	36,251
Professional liability risks	60,367	64,099
Other accrued liabilities	271,972	394,246
Long-term debt due within one year	27,793	24,630

	1,009,471	1,111,212

Long-term debt	3,218,679	3,086,348 (a)
Professional liability risks	277,844	263,273
Deferred credits and other liabilities	312,001	301,379

Equity:
Stockholders’ equity:
Common stock, $0.25 par value; authorized 175,000 shares; issued 85,266 shares - June 30, 2016 and 83,792 shares - December 31, 2015	21,317	20,948
Capital in excess of par value	1,724,018	1,737,747
Accumulated other comprehensive loss	(4,892)	(2,632)
Accumulated deficit	(219,514)	(256,209)

	1,520,929	1,499,854
Noncontrolling interests	208,598	206,193

Total equity	1,729,527	1,706,047

Total liabilities and equity	$6,547,522	$6,468,259

(a)	The balance sheet at December 31, 2015 includes a correction made during the second quarter ended June 30, 2016 to present capitalized lender fees of $47.0 million as an offset to long-term debt rather than the previous reporting of these amounts as other long-term assets. This presentation is in accordance with GAAP and is consistent with the presentation at June 30, 2016.

Kindred Healthcare Reports Second Quarter 2016 Results

August 4, 2016

KINDRED HEALTHCARE, INC.

Condensed Consolidated Statement of Cash Flows

(Unaudited)

(In thousands)

	Three months ended		Six months ended
	June 30,		June 30,
	2016	2015	2016	2015
Cash flows from operating activities:
Net income (loss)	$37,314	$34,104	$62,831	$(103,908)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation expense	34,435	31,313	68,392	63,458
Amortization of intangible assets	5,957	7,536	12,783	14,468
Amortization of stock-based compensation costs	5,639	6,746	10,043	12,570
Amortization of deferred financing costs	3,708	3,539	7,275	6,601
Payment of capitalized lender fees related to debt issuance	(7,333)	—	(7,333)	(28,012)
Provision for doubtful accounts	9,221	10,511	20,946	18,803
Deferred income taxes	17,802	21,130	29,298	(4,450)
Impairment charges	6,131	—	13,919	6,726
(Gain) loss on divestiture of discontinued operations	83	(983)	(179)	(983)
Other	656	4,975	959	6,972
Change in operating assets and liabilities:
Accounts receivable	(13,229)	(7,733)	(101,121)	(39,389)
Inventories and other assets	(10,161)	(17,608)	(15,393)	35,414
Accounts payable	23,077	(12,900)	12,456	(12,435)
Income taxes	707	1,923	780	(3,845)
Due to third party payors	351	(3,554)	(4,492)	(18,973)
Other accrued liabilities	20,670	21,380	(109,198)	7,760

Net cash provided by (used in) operating activities	135,028	100,379	1,966	(39,223)

Cash flows from investing activities:
Routine capital expenditures	(28,724)	(24,500)	(46,830)	(45,269)
Development capital expenditures	(8,707)	(518)	(18,726)	(6,306)
Acquisitions, net of cash acquired	(1,372)	(2,684)	(27,711)	(661,755)
Acquisition deposits	—	—	18,489	195,000
Sale of assets	142	2,229	1,223	3,177
Proceeds from senior unsecured notes offering held in escrow	—	—	—	1,350,000
Interest in escrow for senior unsecured notes	—	—	—	23,438
Purchase of insurance subsidiary investments	(20,154)	(16,911)	(52,995)	(42,829)
Sale of insurance subsidiary investments	15,713	12,764	46,603	34,793
Net change in insurance subsidiary cash and cash equivalents	13,201	(5,205)	23,159	(5,763)
Net change in other investments	583	175	(33,398)	199
Other	792	(798)	(1,127)	(793)

Net cash provided by (used in) investing activities	(28,526)	(35,448)	(91,313)	843,892

Cash flows from financing activities:
Proceeds from borrowings under revolving credit	244,300	347,700	778,000	1,155,150
Repayment of borrowings under revolving credit	(524,600)	(360,100)	(827,700)	(970,150)
Proceeds from issuance of term loan, net of discount	198,100	—	198,100	199,000
Proceeds from other long-term debt	—	—	750	—
Repayment of Gentiva debt	—	—	—	(1,177,363)
Repayment of term loan	(3,508)	(6,005)	(6,511)	(6,005)
Repayment of other long-term debt	(270)	(459)	(550)	(900)
Payment of deferred financing costs	(141)	(445)	(292)	(2,983)
Issuance of common stock in connection with employee benefit plans	—	139	—	205
Payment of costs associated with issuance of common stock and tangible equity units	—	—	—	(915)
Payment of dividend for mandatory redeemable preferred stock	(2,853)	(2,654)	(5,654)	(5,432)
Dividends paid	(10,225)	(10,027)	(20,293)	(20,002)
Contributions made by noncontrolling interests	1,900	—	6,268	—
Distributions to noncontrolling interests	(14,231)	(10,119)	(30,546)	(21,138)
Purchase of noncontrolling interests	—	—	(1,000)	—
Other	—	50	73	1,212

Net cash provided by (used in) financing activities	(111,528)	(41,920)	90,645	(849,321)

Change in cash and cash equivalents	(5,026)	23,011	1,298	(44,652)
Cash and cash equivalents at beginning of period	105,082	96,525	98,758	164,188

Cash and cash equivalents at end of period	$100,056	$119,536	$100,056	$119,536

Kindred Healthcare Reports Second Quarter 2016 Results

August 4, 2016

KINDRED HEALTHCARE, INC.

Condensed Consolidated and Business Segment Data

(Unaudited)

(In thousands, except per share amounts)

							Second quarter
	2015 Quarters				2016 Quarters		% change v. prior year
	First	Second	Third	Fourth	First	Second
Condensed consolidated income statement data:
GAAP presentation:
Revenues	$1,675,967	$1,833,475	$1,764,516	$1,780,949	$1,837,971	$1,842,070	0.5
Operating expenses	1,645,439	1,584,202	1,567,381	1,583,096	1,604,604	1,591,436	0.5
Rent	92,140	96,402	96,244	97,823	97,768	100,555	4.3
Depreciation and amortization	38,935	38,625	39,329	40,362	40,681	40,257	4.2
Interest, net	61,777	56,140	56,008	55,664	57,245	57,559	2.5

Income (loss) from continuing operations before income taxes	(162,324)	58,106	5,554	4,004	37,673	52,263	(10.1)
Provision (benefit) for income taxes	(27,736)	24,396	12,523	(51,980)	11,836	17,882	(26.7)

Income (loss) from continuing operations	(134,588)	33,710	(6,969)	55,984	25,837	34,381	2.0
Noncontrolling interests	(8,847)	(11,735)	(9,900)	(12,082)	(12,514)	(13,522)	15.2

Net income (loss) attributable to Kindred	$(143,435)	$21,975	$(16,869)	$43,902	$13,323	$20,859	(5.1)

Diluted EPS	$(1.80)	$0.25	$(0.20)	$0.50	$0.15	$0.23	(8.0)
Diluted shares	79,575	86,402	86,184	87,232	87,249	87,500	1.3

Core presentation (a):
EBITDAR	$234,211	$261,800	$236,477	$247,839	$246,834	$267,895	2.3
Rent	91,199	95,528	95,436	96,934	97,517	100,093	4.8
Interest, net	44,346	56,140	56,008	55,664	57,245	57,559	2.5
Provision for income taxes	22,466	25,721	15,298	13,758	16,546	21,417	(16.7)
Net income attributable to Kindred	28,418	34,051	20,506	29,039	22,331	34,031	(0.1)

Core diluted EPS	$0.34	$0.39	$0.23	$0.33	$0.25	$0.38	(2.6)
Diluted shares	82,422	86,402	86,892	87,232	87,249	87,500	1.3

Revenues by segment:
Hospital division	$640,483	$627,206	$579,497	$593,593	$643,299	$633,695	1.0
Kindred at Home:
Home health	300,867	427,820	424,054	425,759	430,035	438,556	2.5
Hospice	119,057	178,005	181,140	178,325	176,426	185,641	4.3

	419,924	605,825	605,194	604,084	606,461	624,197	3.0

Kindred Rehabilitation Services:
Kindred Hospital Rehabilitation Services	151,564	152,544	149,435	155,579	165,774	169,815	11.3
RehabCare	252,595	236,791	219,518	206,582	204,248	196,075	(17.2)

	404,159	389,335	368,953	362,161	370,022	365,890	(6.0)

Nursing center division	274,308	273,870	270,510	273,387	272,227	272,395	(0.5)

	1,738,874	1,896,236	1,824,154	1,833,225	1,892,009	1,896,177	—
Eliminations	(62,907)	(62,761)	(59,638)	(52,276)	(54,038)	(54,107)	(13.8)

	$1,675,967	$1,833,475	$1,764,516	$1,780,949	$1,837,971	$1,842,070	0.5

(a)	See reconciliation of GAAP results to non-GAAP results beginning on page 12.

Kindred Healthcare Reports Second Quarter 2016 Results

August 4, 2016

KINDRED HEALTHCARE, INC.

Condensed Consolidated and Business Segment Data (Continued)

(Unaudited)

(In thousands, except statistics)

							Second quarter
	2015 Quarters				2016 Quarters		% change v.
	First	Second	Third	Fourth	First	Second	prior year
Segment EBITDAR (GAAP):
Hospital division	$134,111	$130,967	$95,983	$116,454	$134,571	$126,589	(3.3)
Kindred at Home:
Home health	45,696	72,329	65,584	67,032	66,941	75,790	4.8
Hospice	16,479	26,238	33,707	28,668	24,525	31,225	19.0

	62,175	98,567	99,291	95,700	91,466	107,015	8.6

Kindred Rehabilitation Services:
Kindred Hospital Rehabilitation Services	44,564	44,531	42,141	44,891	47,870	50,469	13.3
RehabCare	15,708	14,681	14,544	(1,118)	11,987	13,269	(9.6)

	60,272	59,212	56,685	43,773	59,857	63,738	7.6

Nursing center division	36,963	39,877	35,923	36,601	30,100	29,652	(25.6)

Core EBITDAR by segment (a):
Hospital division	$134,786	$131,532	$97,128	$117,675	$135,495	$125,932	(4.3)
Kindred at Home:
Home health	46,798	72,917	68,155	68,826	65,803	75,859	4.0
Hospice	16,996	27,887	34,025	30,212	24,866	31,329	12.3

	63,794	100,804	102,180	99,038	90,669	107,188	6.3

Kindred Rehabilitation Services:
Kindred Hospital Rehabilitation Services	44,564	44,531	42,141	45,098	47,870	50,469	13.3
RehabCare	16,493	14,681	14,544	11,858	11,987	13,269	(9.6)

	61,057	59,212	56,685	56,956	59,857	63,738	7.6

Nursing center division	36,963	40,461	35,923	36,601	30,100	33,662	(16.8)
Support center	(62,389)	(70,209)	(55,439)	(62,431)	(69,287)	(62,625)	10.8

	$234,211	$261,800	$236,477	$247,839	$246,834	$267,895	2.3

EBITDAR margin by segment:
Hospital division	20.9	20.9	16.6	19.6	20.9	20.0	(0.9)
Kindred at Home:
Home health	15.2	16.9	15.5	15.7	15.6	17.3	0.4
Hospice	13.8	14.7	18.6	16.1	13.9	16.8	2.1
Kindred at Home	14.8	16.3	16.4	15.8	15.1	17.1	0.8
Kindred Rehabilitation Services:
Kindred Hospital Rehabilitation Services	29.4	29.2	28.2	28.9	28.9	29.7	0.5
RehabCare	6.2	6.2	6.6	(0.5)	5.9	6.8	0.6
Kindred Rehabilitation Services	14.9	15.2	15.4	12.1	16.2	17.4	2.2
Nursing center division	13.5	14.6	13.3	13.4	11.1	10.9	(3.7)

Core EBITDAR margin by segment:
Hospital division	21.0	21.0	16.8	19.8	21.1	19.9	(1.1)
Kindred at Home:
Home health	15.6	17.0	16.1	16.2	15.3	17.3	0.3
Hospice	14.3	15.7	18.8	16.9	14.1	16.9	1.2
Kindred at Home	15.2	16.6	16.9	16.4	15.0	17.2	0.6
Kindred Rehabilitation Services:
Kindred Hospital Rehabilitation Services	29.4	29.2	28.2	29.0	28.9	29.7	0.5
RehabCare	6.5	6.2	6.6	5.7	5.9	6.8	0.6
Kindred Rehabilitation Services	15.1	15.2	15.4	15.7	16.2	17.4	2.2
Nursing center division	13.5	14.8	13.3	13.4	11.1	12.4	(2.4)
Consolidated	14.0	14.3	13.4	13.9	13.4	14.5	0.2

(a)	See reconciliation of GAAP results to non-GAAP results beginning on page 12.

Kindred Healthcare Reports Second Quarter 2016 Results

August 4, 2016

KINDRED HEALTHCARE, INC.

Condensed Business Segment Data (Continued)

(Unaudited)

	2015 Quarters				2016 Quarters		Second quarter % change v.
	First	Second	Third	Fourth	First	Second	prior year
Hospital division:
End of period data:
Number of transitional care hospitals	97	96	95	95	95	97
Number of licensed beds	7,147	7,124	7,094	7,094	7,089	7,067
Revenue mix %:
Medicare	56.8	55.2	57.1	57.3	57.8	55.5
Medicaid	5.5	5.3	5.3	5.1	4.2	4.2
Medicare Advantage	11.9	11.6	10.8	11.1	11.5	12.0
Medicaid Managed	4.7	5.6	6.1	6.2	5.6	6.3
Commercial insurance and other	21.1	22.3	20.7	20.3	20.9	22.0
Admissions:
Medicare	8,775	8,267	7,976	8,169	8,919	8,253	(0.2)
Medicaid	610	610	556	520	463	386	(36.7)
Medicare Advantage	1,555	1,352	1,212	1,304	1,453	1,382	2.2
Medicaid Managed	643	675	646	612	733	768	13.8
Commercial insurance and other	1,868	1,815	1,763	1,701	1,871	1,807	(0.4)

	13,451	12,719	12,153	12,306	13,439	12,596	(1.0)

Patient days:
Medicare	228,483	218,577	210,870	210,409	229,004	219,013	0.2
Medicaid	28,663	25,213	23,167	21,795	21,134	19,409	(23.0)
Medicare Advantage	48,448	44,740	39,585	41,079	45,760	47,697	6.6
Medicaid Managed	22,013	24,833	24,412	24,802	25,341	27,267	9.8
Commercial insurance and other	62,241	62,922	58,631	57,321	62,769	63,009	0.1

	389,848	376,285	356,665	355,406	384,008	376,395	—

Average length of stay:
Medicare	26.0	26.4	26.4	25.8	25.7	26.5	0.4
Medicaid	47.0	41.3	41.7	41.9	45.6	50.3	21.8
Medicare Advantage	31.2	33.1	32.7	31.5	31.5	34.5	4.2
Medicaid Managed	34.2	36.8	37.8	40.5	34.6	35.5	(3.5)
Commercial insurance and other	33.3	34.7	33.3	33.7	33.5	34.9	0.6
Weighted average	29.0	29.6	29.3	28.9	28.6	29.9	1.0
Revenues per admission:
Medicare	$41,483	$41,892	$41,451	$41,656	$41,717	$42,579	1.6
Medicaid	57,594	54,795	55,415	57,724	57,928	69,797	27.4
Medicare Advantage	48,908	53,578	51,495	50,680	51,080	55,105	2.9
Medicaid Managed	46,740	51,950	54,976	60,263	49,287	51,696	(0.5)
Commercial insurance and other	72,395	77,110	68,151	70,735	71,651	77,193	0.1
Weighted average	47,616	49,312	47,683	48,236	47,868	50,309	2.0
Revenues per patient day:
Medicare	$1,593	$1,584	$1,568	$1,617	$1,625	$1,605	1.3
Medicaid	1,226	1,326	1,330	1,377	1,269	1,388	4.7
Medicare Advantage	1,570	1,619	1,577	1,609	1,622	1,597	(1.4)
Medicaid Managed	1,365	1,412	1,455	1,487	1,426	1,456	3.1
Commercial insurance and other	2,173	2,224	2,049	2,099	2,136	2,214	(0.4)
Weighted average	1,643	1,667	1,625	1,670	1,675	1,684	1.0
Medicare case mix index (discharged patients only)	1.166	1.163	1.150	1.164	1.163	1.179	1.4
Average daily census	4,332	4,135	3,877	3,863	4,220	4,136	—
Occupancy %	69.2	66.1	62.2	62.2	68.0	67.5	2.1
Same-hospital data:
Revenues ($ 000s) (a)	$634,975	$605,410	$562,658	$579,396	$643,413	$619,427	2.3
Admissions:
Medicare	8,652	8,031	7,769	8,039	8,919	8,083	0.6
Medicaid	602	557	519	466	463	371	(33.4)
Medicare Advantage	1,546	1,299	1,179	1,255	1,453	1,339	3.1
Medicaid Managed	640	640	619	590	733	761	18.9
Commercial insurance and other	1,840	1,746	1,713	1,653	1,871	1,751	0.3

	13,280	12,273	11,799	12,003	13,439	12,305	0.3

Patient days:
Medicare	225,992	212,221	205,802	207,010	229,004	214,629	1.1
Medicaid	28,458	22,999	21,502	20,001	21,134	18,340	(20.3)
Medicare Advantage	48,276	42,863	37,863	39,656	45,760	46,522	8.5
Medicaid Managed	21,933	23,722	23,329	24,136	25,341	26,795	13.0
Commercial insurance and other	61,715	60,559	57,199	55,701	62,769	60,984	0.7

	386,374	362,364	345,695	346,504	384,008	367,270	1.4

Total average length of stay	29.1	29.5	29.3	28.9	28.6	29.8	1.0
Total revenues per patient day	$1,643	$1,671	$1,628	$1,672	$1,676	$1,687	1.0

(a)	See reconciliation of same-hospital revenues to reported revenues for the Hospital Division on page 15.

Kindred Healthcare Reports Second Quarter 2016 Results

August 4, 2016

KINDRED HEALTHCARE, INC.

Condensed Business Segment Data (Continued)

(Unaudited)

	2015 Quarters				2016 Quarters		Second quarter % change v.
	First	Second	Third	Fourth	First	Second	prior year
Kindred at Home (data combined to include
Kindred and Gentiva for each historical period):
Home Health:
Sites of service (at end of period)	415	411	388	373	384	384
Revenue mix %:
Medicare	80.9	80.4	80.0	80.0	79.8	79.3
Medicaid	2.1	2.1	2.1	2.1	2.1	2.1
Commercial and other	7.3	7.9	8.2	8.5	8.4	8.2
Commercial paid at episodic rates	9.7	9.6	9.7	9.4	9.7	10.4
Episodic revenues ($ 000s)	$308,317	$324,027	$319,820	$320,698	$325,821	$332,193	2.5
Total episodic admissions	69,936	67,808	66,753	66,157	71,426	70,212	3.5
Medicare episodic admissions	61,186	59,394	58,479	57,804	62,011	60,730	2.2
Total episodes	110,980	109,599	108,519	108,300	113,887	113,278	3.4
Episodes per admission	1.59	1.62	1.63	1.64	1.59	1.61	(0.6)
Revenue per episode	$2,778	$2,956	$2,947	$2,961	$2,861	$2,933	(0.8)
Hospice:
Sites of service (at end of period)	190	185	181	175	177	177
Admissions	13,164	12,574	12,091	12,129	13,234	13,149	4.6
Average length of stay	95	93	101	100	92	91	(2.2)
Patient days	1,150,841	1,190,604	1,211,291	1,185,330	1,183,908	1,238,584	4.0
Revenue per patient day	$151	$150	$150	$150	$149	$150	—
Average daily census	12,787	13,084	13,166	12,884	13,010	13,611	4.0
Community Care and other revenues (included in Home Health business segment) ($ 000s)	$65,530	$67,647	$67,338	$67,684	$66,305	$68,229	0.9

Kindred Rehabilitation Services:
Kindred Hospital Rehabilitation Services:
Freestanding IRFs:
End of period data:
Number of IRFs	16	16	18	18	19	19
Number of licensed beds	829	829	919	919	969	969
Discharges (a)	3,806	3,927	3,941	4,317	4,448	4,646	18.3
Same-hospital discharges (a)	3,806	3,927	3,842	4,040	4,016	4,089	4.1
Occupancy % (a)	73.2	71.5	68.7	68.0	70.6	70.6	(1.3)
Average length of stay (a)	13.7	13.1	13.2	12.7	13.2	12.9	(1.5)
Revenue per discharge (a)	$19,517	$19,325	$18,992	$18,640	$19,731	$19,318	—
Contract services:
Sites of service (at end of period):
Inpatient rehabilitation units	100	99	101	100	104	105
LTAC hospitals	120	120	119	119	119	121
Sub-acute units	8	8	7	7	7	7
Outpatient units	138	139	135	130	139	138

	366	366	362	356	369	371

Revenue per site	$211,151	$209,436	$206,041	$210,978	$211,417	$215,798	3.0

RehabCare:
Sites of service (at end of period)	1,829	1,789	1,821	1,798	1,767	1,759
Revenue per site	$138,106	$132,359	$120,548	$114,896	$115,590	$111,470	(15.8)

Nursing center division:
End of period data:
Number of nursing centers	90	90	90	90	92	92
Number of licensed beds	11,535	11,535	11,535	11,535	11,815	11,815
Admissions (b)	10,376	9,831	9,558	9,237	9,815	9,480	(3.6)
Medicare average length of stay (b)	28.9	28.9	28.5	28.4	28.2	28.4	(1.7)
Patient days (b)	861,278	852,691	851,332	845,924	846,578	842,681	(1.2)
Revenues per patient day (b)	$319	$321	$318	$323	$322	$323	0.6
Average daily census (b)	9,570	9,370	9,254	9,195	9,303	9,260	(1.2)
Occupancy % (b)	81.3	79.6	78.6	78.1	77.3	76.7	(3.6)

(a)	Excludes non-consolidating IRF.
(b)	Excludes managed facilities.

Kindred Healthcare Reports Second Quarter 2016 Results

August 4, 2016

Forward-Looking Statements

This earnings release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include, but are not limited to, all statements regarding the Company’s expected future financial position, results of operations, cash flows, dividends, financing plans, business strategy, budgets, capital expenditures, competitive positions, growth opportunities, plans and objectives of management, government investigations, regulatory matters, and statements containing the words such as “anticipate,” “approximate,” “believe,” “plan,” “estimate,” “expect,” “project,” “could,” “would,” “should,” “will,” “intend,” “may,” “potential,” “upside,” and other similar expressions. Statements in this earnings release concerning the Company’s business outlook or future economic performance, anticipated profitability, revenues, expenses, dividends or other financial items, product or services line growth, and expected outcome of government investigations and other regulatory matters, together with other statements that are not historical facts, are forward-looking statements that are estimates reflecting the best judgment of the Company based upon currently available information.

Such forward-looking statements are inherently uncertain, and stockholders and other potential investors must recognize that actual results may differ materially from the Company’s expectations as a result of a variety of factors. Such forward-looking statements are based upon management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which the Company is unable to predict or control, that may cause the Company’s actual results, performance or plans to differ materially from any future results, performance or plans expressed or implied by such forward-looking statements. These statements involve risks, uncertainties and other factors detailed from time to time in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the Securities and Exchange Commission.

Many of these factors are beyond the Company’s control. The Company cautions investors that any forward-looking statements made by the Company are not guarantees of future performance. The Company disclaims any obligation to update any such factors or to announce publicly the results of any revisions to any of the forward-looking statements to reflect future events or developments.

Non-GAAP Measurements

In addition to the results provided in accordance with GAAP, the Company has provided information in this earnings release to compute certain non-GAAP measures. The use of these non-GAAP measures are not intended to replace the presentation of the Company’s financial results in accordance with GAAP. Reconciliations of these non-GAAP measures to the most directly comparable GAAP measures are included in the following pages of this earnings release.

EBITDAR: The Company defines EBITDAR as earnings before interest, income taxes, depreciation, amortization and rent, and believes that the presentation of EBITDAR is useful to the investors because creditors, securities analysts and investors use EBITDAR as a measure of earnings used to compare the performance of companies in the healthcare industry before consideration of the capital structure of fixed assets and financing costs, which can vary significantly among companies.

For each of the Company’s segments, EBITDAR is a measure of performance used by the Company’s chief operating decision makers in accordance with “Accounting Standard Codification 280—Segment Reporting.” In this context, the Company defines segment EBITDAR as earnings before interest, income taxes, depreciation, amortization and rent, excluding litigation contingency expense, impairment charges, transaction costs and the allocation of support center overhead.

Core Operating Results: The Company calculates core operating results, including core net income attributable to Kindred, core EBITDAR and core diluted EPS, by excluding charges related to transaction, integration, severance, retirement, retention, impairments, business interruption settlements, research and development, restructuring, debt amendment costs, gain on facility swap and litigation. The Company believes that the presentation of core operating results provides additional information to investors to facilitate the comparison between periods by excluding certain charges that are not representative of its ongoing operations due to the materiality and nature of the charges. The Company’s management uses core net income attributable to Kindred, core EBITDAR and core diluted EPS as meaningful measures of operational performance, and for the attainment of internal incentive compensation goals, in addition to other measures. The Company uses these measures to assess the relative performance and attainment of internal incentive compensation goals of its operating divisions, as well as the employees that operate these businesses. In addition, the Company believes these measures are important, because securities analysts and investors use these measures to compare the Company’s performance to other companies in the healthcare industry.

Kindred Healthcare Reports Second Quarter 2016 Results

August 4, 2016

Non-GAAP Measurements (Continued)

Same-Hospital Revenues: The same-hospital revenues are calculated by excluding from the Company’s Hospital Division revenues the results from five hospitals acquired in 2016, three hospitals sold in 2016 and two hospitals that closed during 2015. The Company believes the presentation of same-hospital revenues provides investors, equity analysts and others with useful information regarding the performance of the Company’s hospital operations that are comparable for the periods presented.

For EBITDAR, core net income attributable to Kindred, and core EBITDAR, the Company believes that income (loss) from continuing operations is the most comparable GAAP measure. For core diluted EPS, the Company believes that GAAP diluted earnings (loss) per share from continuing operations is the most comparable GAAP measure. Readers of the Company’s financial information should consider income (loss) from continuing operations and diluted earnings (loss) per share from continuing operations as important measures of the Company’s financial performance, because they provide the most complete measures of its performance. For same-hospital revenues, the Company believes that reported hospital segment revenues is the most comparable GAAP measure. Readers of the Company’s financial information should consider reported hospital segment revenues as an important measure of the Company’s Hospital Division financial performance because it provides the most complete measure of its performance. Operating results presented on a core basis, as well as a same-hospital basis, should be considered in addition to, not as a substitute for, or superior to, financial measures based upon GAAP as an indicator of operating performance.

Also in this earnings release, the Company provides the financial measures of operating cash flows and free cash flows excluding certain items, which the Company refers to as core operating cash flows and core free cash flows, respectively.

Core Operating Cash Flows: The Company defines core operating cash flows as operating cash flows excluding payments related to transaction, severance, retirement, retention, business interruption settlements, restructuring, debt refinancing costs, and fees and litigation, net of income tax benefits. The Company believes that core operating cash flows provide important information to investors for comparability to other companies that use similar measures. Management uses core operating cash flows to evaluate consolidated operating performance and in making decisions related to acquisitions, development capital expenditures, dividends, long-term debt repayments and other uses.

Core Free Cash Flows: The Company defines core free cash flows as operating cash flows excluding payments related to transaction, severance, retirement, retention, business interruption settlements, restructuring, debt refinancing costs, and fees and litigation, net of income tax benefits but including routine capital expenditures and distributions to noncontrolling interests. The Company believes that core free cash flows provide important information to investors for comparability to other companies that use similar measures. Management uses core free cash flows in making decisions related to acquisitions, development capital expenditures, dividends, long-term debt repayments and other uses.

The Company recognizes that core operating cash flows and core free cash flows are non-GAAP measures and are not intended to replace the presentation of the Company’s cash flows in accordance with GAAP. For core operating cash flows and core free cash flows, the Company believes net cash flows provided by operating activities is the most comparable GAAP measure. Readers of the Company’s financial information should consider net cash flows provided by operating activities as an important measure because it provides the most complete measure of cash provided by operating activities. Core operating cash flows and core free cash flows should be considered in addition to, not as a substitute for, or superior to, financial measures based upon GAAP as an indicator of the Company’s cash flows provided by operating activities.

Kindred Healthcare Reports Second Quarter 2016 Results

August 4, 2016

KINDRED HEALTHCARE, INC.

Reconciliation of GAAP Results to Non-GAAP Measurements

(Unaudited)

(In thousands, except per share amounts and statistics)

In addition to the results provided in accordance with GAAP, the Company has provided information in this earnings release to compute certain non-GAAP measurements for the three months and six months ended June 30, 2016 and 2015 before certain charges or on a core basis. The charges that were excluded from core operating results are denoted in the tables below.

The income tax benefit associated with the excluded charges was calculated using an effective income tax rate of 19.9% and 9.9% for the three months ended June 30, 2016 and 2015, respectively, and 26.2% and 21.9% for the six months ended June 30, 2016 and 2015, respectively. The difference in the effective income tax rate for both periods compared to the same prior year periods is attributable to the composition of charges that are non-deductible for income tax purposes, including the impairment charges and litigation contingency expense.

	Three months ended		Six months ended
	June 30,		June 30,
	2016	2015	2016	2015
Reconciliation of income from continuing operations before charges:

As reported:
Income (loss) from continuing operations attributable to Kindred	$20,859	$21,975	$34,182	($121,460)
Diluted earnings (loss) per common share from continuing operations	$0.23	$0.25	$0.38	($1.47)
Weighted average diluted shares outstanding	87,500	86,402	87,374	82,828

Detail of charges:
Litigation contingency expense	($930)	($3,925)	($2,840)	($98,925)
Retirement and severance costs	(2,016)	—	(3,598)	(4,961)
Facility/branch closings/consolidations	(2,784)	(3,386)	(3,125)	(5,680)
Impairment charges	(6,131)	—	(13,919)	—
Business interruption settlements	171	—	1,309	—
Research and development	(3,076)	—	(3,939)	—
Gain on facility swap	1,103	—	1,103	—
Debt amendment fees not capitalized	(1,103)	—	(1,103)	—
Gentiva transaction and integration costs:
Professional and consulting fees	(1,319)	(1,931)	(2,367)	(34,065)
Severance and retention	(355)	(2,411)	(910)	(56,875)
Lease termination (charged to rent expense)	—	(203)	—	(792)
Pre-closing financing charges (charged to general and administrative expenses)	—	—	—	(6,005)
Pre-closing financing charges (charged to interest expense)	—	—	—	(17,431)
Trade name impairment charges	—	—	—	(6,726)
Lease termination (charged to rent expense)	(462)	(671)	(713)	(1,023)
Other transaction costs	(821)	(874)	(1,339)	(2,973)

	(17,723)	(13,401)	(31,441)	(235,456)
Income tax benefit	3,535	1,325	8,245	51,527

Charges net of income taxes	(14,188)	(12,076)	(23,196)	(183,929)
Noncontrolling interest adjustment related to impairment charges	1,016	—	1,016	—

	(13,172)	(12,076)	(22,180)	(183,929)
Allocation to participating unvested restricted stockholders	313	211	428	—

Available to common stockholders	($12,859)	($11,865)	($21,752)	($183,929)

Diluted loss per common share related to charges	($0.15)	($0.14)	($0.25)	($2.22)
Weighted average diluted shares outstanding	87,500	86,402	87,374	82,828

Core:
Income from continuing operations before charges	$34,031	$34,051	$56,362	$62,469
Diluted earnings per common share from continuing operations before charges (a)	$0.38	$0.39	$0.63	$0.73
Weighted average diluted shares outstanding used to compute earnings per common share from continuing operations before charges	87,500	86,402	87,374	84,560

Reconciliation of effective income tax rate before charges:
Effective income tax rate before charges	30.6%	36.0%	31.3%	36.7%
Impact of charges on effective income tax rate	3.6%	6.0%	1.7%	-33.5%

Reported effective income tax rate	34.2%	42.0%	33.0%	3.2%

(a)	For purposes of computing diluted earnings per common share before charges, income from continuing operations before charges was reduced by $0.8 million and $0.6 million for the three months ended June 30, 2016 and 2015, respectively, and by $1.1 million for both the six months ended June 30, 2016 and 2015, for the allocation of income to participating unvested restricted stockholders.

Kindred Healthcare Reports Second Quarter 2016 Results

August 4, 2016

KINDRED HEALTHCARE, INC.

Reconciliation of GAAP Results to Non-GAAP Measurements (Continued)

(Unaudited)

(In thousands)

A reconciliation of combined Kindred and Gentiva home health revenues (excluding community care) for each historical period follows:

							Second quarter
	2015 Quarters				2016 Quarters		% change v.
	First	Second	Third	Fourth	First	Second	prior year
Kindred	$254,965	$360,173	$356,716	$358,075	$363,730	$370,327
Gentiva	87,520	—	—	—	—	—

	$342,485	$360,173	$356,716	$358,075	$363,730	$370,327	2.8

A reconciliation of reported revenues to same-hospital revenues for the Hospital Division for each historical period follows:

							Second quarter
	2015 Quarters				2016 Quarters		% change v.
	First	Second	Third	Fourth	First	Second	prior year
Reported revenues	$640,483	$627,206	$579,497	$593,593	$643,299	$633,695	1.0
Hospitals acquired and sold during 2016 (a)	—	(16,608)	(14,679)	(14,695)	—	(14,346)
Hospitals closed during 2015 (b)	(5,508)	(5,188)	(2,160)	498	114	78

Same-hospital revenues	$634,975	$605,410	$562,658	$579,396	$643,413	$619,427	2.3

(a)	Five hospitals acquired and three hospitals sold during the second quarter of 2016.
(b)	One hospital closed during the second quarter of 2015 and one hospital closed during the third quarter of 2015.

Kindred Healthcare Reports Second Quarter 2016 Results

August 4, 2016

KINDRED HEALTHCARE, INC.

Reconciliation of GAAP Results to Non-GAAP Measurements (Continued)

(Unaudited)

(In thousands, except per share amounts)

	Three months ended June 30, 2016
		Charges
			Facility/							Gentiva
		Retirement	branch	Business						transaction			Before
	As	and	closings/	interruption	Gain on	Litigation	Impairment	Research and	Debt	and	Other		charges
	reported	severance	consolidations	settlements	facility swap	contingency	charges	development	amendment	integration	transaction	Total	(“core”)
Income from continuing operations:
Segment EBITDAR:
Hospital division	$126,589	$446	$—	$—	$(1,103)	$—	$—	$—	$—	$—	$—	$(657)	$125,932

Kindred at Home:
Home health	75,790	—	240	(171)	—	—	—	—	—	—	—	69	75,859
Hospice	31,225	—	104	—	—	—	—	—	—	—	—	104	31,329

	107,015	—	344	(171)	—	—	—	—	—	—	—	173	107,188

Kindred Rehabilitation Services:
Kindred Hospital Rehabilitation Services	50,469	—	—	—	—	—	—	—	—	—	—	—	50,469
RehabCare	13,269	—	—	—	—	—	—	—	—	—	—	—	13,269

	63,738	—	—	—	—	—	—	—	—	—	—	—	63,738

Nursing center division	29,652	1,570	2,440	—	—	—	—	—	—	—	—	4,010	33,662

Support center	(66,804)	—	—	—	—	—	—	3,076	1,103	—	—	4,179	(62,625)
Litigation contingency expense	(930)	—	—	—	—	930	—	—	—	—	—	930	—
Impairment charges	(6,131)	—	—	—	—	—	6,131	—	—	—	—	6,131	—
Transaction costs	(2,495)	—	—	—	—	—	—	—	—	1,674	821	2,495	—

EBITDAR	250,634	2,016	2,784	(171)	(1,103)	930	6,131	3,076	1,103	1,674	821	17,261	267,895
Rent	(100,555)	—	462	—	—	—	—	—	—	—	—	462	(100,093)
Depreciation and amortization	(40,257)	—	—	—	—	—	—	—	—	—	—	—	(40,257)
Interest, net	(57,559)	—	—	—	—	—	—	—	—	—	—	—	(57,559)

Income from continuing operations before income taxes	52,263	2,016	3,246	(171)	(1,103)	930	6,131	3,076	1,103	1,674	821	17,723	69,986
Provision for income taxes	17,882	1,448	2,331	(123)	(8,010)	(1,307)	4,403	2,209	792	1,202	590	3,535	21,417

	34,381	568	915	(48)	6,907	2,237	1,728	867	311	472	231	14,188	48,569
Noncontrolling interests	(13,522)	—	—	—	—	—	(1,016)	—	—	—	—	(1,016)	(14,538)

Income attributable to Kindred	$20,859	$568	$915	$(48)	$6,907	$2,237	$712	$867	$311	$472	$231	$13,172	$34,031

Diluted earnings per common share	$0.23												$0.38
Diluted shares used in computing earnings per common share	87,500												87,500

	Three months ended June 30, 2015
		Charges
				Gentiva
		Facility/		transaction			Before
	As	branch	Litigation	and	Other		charges
	reported	closings	contingency	integration	transaction	Total	(“core”)
Income from continuing operations:
Segment EBITDAR:
Hospital division	$130,967	$565	$—	$—	$—	$565	$131,532

Kindred at Home:
Home health	72,329	588	—	—	—	588	72,917
Hospice	26,238	1,649	—	—	—	1,649	27,887

	98,567	2,237	—	—	—	2,237	100,804

Kindred Rehabilitation Services:
Kindred Hospital Rehabilitation Services	44,531	—	—	—	—	—	44,531
RehabCare	14,681	—	—	—	—	—	14,681

	59,212	—	—	—	—	—	59,212

Nursing center division	39,877	584	—	—	—	584	40,461

Support center	(70,209)	—	—	—	—	—	(70,209)
Litigation contingency expense	(3,925)	—	3,925	—	—	3,925	—
Transaction costs	(5,216)	—	—	4,342	874	5,216	—

EBITDAR	249,273	3,386	3,925	4,342	874	12,527	261,800
Rent	(96,402)	671	—	203	—	874	(95,528)
Depreciation and amortization	(38,625)	—	—	—	—	—	(38,625)
Interest, net	(56,140)	—	—	—	—	—	(56,140)

Income from continuing operations before income taxes	58,106	4,057	3,925	4,545	874	13,401	71,507
Provision for income taxes	24,396	430	416	386	93	1,325	25,721

	33,710	$3,627	$3,509	$4,159	$781	$12,076	45,786

Noncontrolling interests	(11,735)						(11,735)

Income attributable to Kindred	$21,975						$34,051

Diluted earnings per common share	$0.25						$0.39
Diluted shares used in computing earnings per common share	86,402						86,402

Kindred Healthcare Reports Second Quarter 2016 Results

August 4, 2016

KINDRED HEALTHCARE, INC.

Reconciliation of GAAP Results to Non-GAAP Measurements (Continued)

(Unaudited)

(In thousands, except per share amounts)

	Six months ended June 30, 2016
		Charges
			Facility/							Gentiva
		Retirement	branch	Business						transaction			Before
	As	and	closings/	interruption	Gain on	Litigation	Impairment	Research and	Debt	and	Other		charges
	reported	severance	consolidations	settlements	facility swap	contingency	charges	development	amendment	integration	transaction	Total	(“core”)
Income from continuing operations:
Segment EBITDAR:
Hospital division	$261,160	$1,370	$—	$—	$(1,103)	$—	$—	$—	$—	$—	$—	$267	$261,427

Kindred at Home:
Home health	142,731	—	240	(1,309)	—	—	—	—	—	—	—	(1,069)	141,662
Hospice	55,750	—	445	—	—	—	—	—	—	—	—	445	56,195

	198,481	—	685	(1,309)	—	—	—	—	—	—	—	(624)	197,857

Kindred Rehabilitation Services:
Kindred Hospital Rehabilitation Services	98,339	—	—	—	—	—	—	—	—	—	—	—	98,339
RehabCare	25,256	—	—	—	—	—	—	—	—	—	—	—	25,256

	123,595	—	—	—	—	—	—	—	—	—	—	—	123,595

Nursing center division	59,752	1,570	2,440	—	—	—	—	—	—	—	—	4,010	63,762

Support center	(137,612)	658	—	—	—	—	—	3,939	1,103	—	—	5,700	(131,912)
Litigation contingency expense	(2,840)	—	—	—	—	2,840	—	—	—	—	—	2,840	—
Impairment charges	(13,919)	—	—	—	—	—	13,919	—	—	—	—	13,919	—
Transaction costs	(4,616)	—	—	—	—	—	—	—	—	3,277	1,339	4,616	—

EBITDAR	484,001	3,598	3,125	(1,309)	(1,103)	2,840	13,919	3,939	1,103	3,277	1,339	30,728	514,729
Rent	(198,323)	—	713	—	—	—	—	—	—	—	—	713	(197,610)
Depreciation and amortization	(80,938)	—	—	—	—	—	—	—	—	—	—	—	(80,938)
Interest, net	(114,804)	—	—	—	—	—	—	—	—	—	—	—	(114,804)

Income from continuing operations before income taxes	89,936	3,598	3,838	(1,309)	(1,103)	2,840	13,919	3,939	1,103	3,277	1,339	31,441	121,377
Provision for income taxes	29,718	1,591	1,698	(579)	(4,934)	40	6,157	1,742	488	1,450	592	8,245	37,963

	60,218	2,007	2,140	(730)	3,831	2,800	7,762	2,197	615	1,827	747	23,196	83,414
Noncontrolling interests	(26,036)	—	—	—	—	—	(1,016)	—	—	—	—	(1,016)	(27,052)

Income attributable to Kindred	$34,182	$2,007	$2,140	$(730)	$3,831	$2,800	$6,746	$2,197	$615	$1,827	$747	$22,180	$56,362

Diluted earnings per common share	$0.38												$0.63
Diluted shares used in computing earnings per common share	87,374												87,374

	Six months ended June 30, 2015
		Charges
						Gentiva	Gentiva
		Retirement	Facility/			pre-closing	transaction			Before
	As	and	branch	Litigation	Impairment	financing	and	Other		charges
	reported	severance	closings	contingency	charges	costs	integration	transaction	Total	(“core”)
Income (loss) from continuing operations:
Segment EBITDAR:
Hospital division	$265,078	$—	$1,240	$—	$—	$—	$—	$—	$1,240	$266,318

Kindred at Home:
Home health	118,025	—	1,690	—	—	—	—	—	1,690	119,715
Hospice	42,717	—	2,166	—	—	—	—	—	2,166	44,883

	160,742	—	3,856	—	—	—	—	—	3,856	164,598

Kindred Rehabilitation Services:
Kindred Hospital Rehabilitation Services	89,095	—	—	—	—	—	—	—	—	89,095
RehabCare	30,389	785	—	—	—	—	—	—	785	31,174

	119,484	785	—	—	—	—	—	—	785	120,269

Nursing center division	76,840	—	584	—	—	—	—	—	584	77,424

Support center	(136,774)	4,176	—	—	—	—	—	—	4,176	(132,598)
Litigation contingency expense	(98,925)	—	—	98,925	—	—	—	—	98,925	—
Impairment charges	(6,726)	—	—	—	6,726	—	—	—	6,726	—
Transaction costs	(99,918)	—	—	—	—	6,005	90,940	2,973	99,918	—

EBITDAR	279,801	4,961	5,680	98,925	6,726	6,005	90,940	2,973	216,210	496,011
Rent	(188,542)	—	1,023	—	—	—	792	—	1,815	(186,727)
Depreciation and amortization	(77,560)	—	—	—	—	—	—	—	—	(77,560)
Interest, net	(117,917)	—	—	—	—	17,431	—	—	17,431	(100,486)

Income (loss) from continuing operations before income taxes	(104,218)	4,961	6,703	98,925	6,726	23,436	91,732	2,973	235,456	131,238
Provision (benefit) for income taxes	(3,340)	1,977	2,672	1,564	2,681	9,341	32,107	1,185	51,527	48,187

	(100,878)	$2,984	$4,031	$97,361	$4,045	$14,095	$59,625	$1,788	$183,929	83,051

Noncontrolling interests	(20,582)									(20,582)

Income (loss) attributable to Kindred	$(121,460)									$62,469

Diluted earnings (loss) per common share	$(1.47)									$0.73
Diluted shares used in computing earnings (loss) per common share	82,828									84,560

Kindred Healthcare Reports Second Quarter 2016 Results

August 4, 2016

KINDRED HEALTHCARE, INC.

Reconciliation of GAAP Results to Non-GAAP Measurements (Continued)

(Unaudited)

(In thousands, except per share amounts)

	Three months ended March 31, 2016
		Charges
								Gentiva
		Retirement	Facility/	Business				transaction			Before
	As	and	branch	interruption	Litigation	Impairment	Research and	and	Other		charges
	reported	severance	closings	settlements	contingency	charges	development	integration	transaction	Total	(“core”)
Income from continuing operations:
Segment EBITDAR:
Hospital division	$134,571	$924	$—	$—	$—	$—	$—	$—	$—	$924	$135,495

Kindred at Home:
Home health	66,941	—	—	(1,138)	—	—	—	—	—	(1,138)	65,803
Hospice	24,525	—	341	—	—	—	—	—	—	341	24,866

	91,466	—	341	(1,138)	—	—	—	—	—	(797)	90,669

Kindred Rehabilitation Services:
Kindred Hospital Rehabilitation Services	47,870	—	—	—	—	—	—	—	—	—	47,870
RehabCare	11,987	—	—	—	—	—	—	—	—	—	11,987

	59,857	—	—	—	—	—	—	—	—	—	59,857

Nursing center division	30,100	—	—	—	—	—	—	—	—	—	30,100

Support center	(70,808)	658	—	—	—	—	863	—	—	1,521	(69,287)
Litigation contingency expense	(1,910)	—	—	—	1,910	—	—	—	—	1,910	—
Impairment charges	(7,788)	—	—	—	—	7,788	—	—	—	7,788	—
Transaction costs	(2,121)	—	—	—	—	—	—	1,603	518	2,121	—

EBITDAR	233,367	1,582	341	(1,138)	1,910	7,788	863	1,603	518	13,467	246,834
Rent	(97,768)	—	251	—	—	—	—	—	—	251	(97,517)
Depreciation and amortization	(40,681)	—	—	—	—	—	—	—	—	—	(40,681)
Interest, net	(57,245)	—	—	—	—	—	—	—	—	—	(57,245)

Income from continuing operations before income taxes	37,673	1,582	592	(1,138)	1,910	7,788	863	1,603	518	13,718	51,391
Provision for income taxes	11,836	543	203	(391)	656	2,674	296	551	178	4,710	16,546

	25,837	$1,039	$389	$(747)	$1,254	$5,114	$567	$1,052	$340	$9,008	34,845

Noncontrolling interests	(12,514)										(12,514)

Income attributable to Kindred	$13,323										$22,331

Diluted earnings per common share	$0.15										$0.25
Diluted shares used in computing earnings per common share	87,249										87,249

	Three months ended March 31, 2015
		Charges
						Gentiva	Gentiva
		Retirement	Facility/			pre-closing	transaction			Before
	As	and	branch	Litigation	Impairment	financing	and	Other		charges
	reported	severance	closings	contingency	charges	costs	integration	transaction	Total	(“core”)
Income (loss) from continuing operations:
Segment EBITDAR:
Hospital division	$134,111	$—	$675	$—	$—	$—	$—	$—	$675	$134,786

Kindred at Home:
Home health	45,696	—	1,102	—	—	—	—	—	1,102	46,798
Hospice	16,479	—	517	—	—	—	—	—	517	16,996

	62,175	—	1,619	—	—	—	—	—	1,619	63,794

Kindred Rehabilitation Services:
Kindred Hospital Rehabilitation Services	44,564	—	—	—	—	—	—	—	—	44,564
RehabCare	15,708	785	—	—	—	—	—	—	785	16,493

	60,272	785	—	—	—	—	—	—	785	61,057

Nursing center division	36,963	—	—	—	—	—	—	—	—	36,963

Support center	(66,565)	4,176	—	—	—	—	—	—	4,176	(62,389)
Litigation contingency expense	(95,000)	—	—	95,000	—	—	—	—	95,000	—
Impairment charges	(6,726)	—	—	—	6,726	—	—	—	6,726	—
Transaction costs	(94,702)	—	—	—	—	6,005	86,598	2,099	94,702	—

EBITDAR	30,528	4,961	2,294	95,000	6,726	6,005	86,598	2,099	203,683	234,211
Rent	(92,140)	—	352	—	—	—	589	—	941	(91,199)
Depreciation and amortization	(38,935)	—	—	—	—	—	—	—	—	(38,935)
Interest, net	(61,777)	—	—	—	—	17,431	—	—	17,431	(44,346)

Income (loss) from continuing operations before income taxes	(162,324)	4,961	2,646	95,000	6,726	23,436	87,187	2,099	222,055	59,731
Provision (benefit) for income taxes	(27,736)	2,133	1,138	—	2,891	10,075	33,063	902	50,202	22,466

	(134,588)	$2,828	$1,508	$95,000	$3,835	$13,361	$54,124	$1,197	$171,853	37,265

Noncontrolling interests	(8,847)									(8,847)

Income (loss) attributable to Kindred	$(143,435)									$28,418

Diluted earnings (loss) per common share	$(1.80)									$0.34
Diluted shares used in computing earnings (loss) per common share	79,575									82,422

Kindred Healthcare Reports Second Quarter 2016 Results

August 4, 2016

KINDRED HEALTHCARE, INC.

Reconciliation of GAAP Results to Non-GAAP Measurements (Continued)

(Unaudited)

(In thousands, except per share amounts)

	Three months ended September 30, 2015
		Charges
					Gentiva
		Retirement	Facility/		transaction			Before
	As	and	branch	Litigation	and	Other		charges
	reported	severance	closings	contingency	integration	transaction	Total	(“core”)
Income (loss) from continuing operations:
Segment EBITDAR:
Hospital division	$95,983	$666	$479	$—	$—	$—	$1,145	$97,128

Kindred at Home:
Home health	65,584	—	2,571	—	—	—	2,571	68,155
Hospice	33,707	—	318	—	—	—	318	34,025

	99,291	—	2,889	—	—	—	2,889	102,180

Kindred Rehabilitation Services:
Kindred Hospital Rehabilitation Services	42,141	—	—	—	—	—	—	42,141
RehabCare	14,544	—	—	—	—	—	—	14,544

	56,685	—	—	—	—	—	—	56,685

Nursing center division	35,923	—	—	—	—	—	—	35,923

Support center	(55,439)	—	—	—	—	—	—	(55,439)
Litigation contingency expense	(31,462)	—	—	31,462	—	—	31,462	—
Transaction costs	(3,846)	—	—	—	3,069	777	3,846	—

EBITDAR	197,135	666	3,368	31,462	3,069	777	39,342	236,477
Rent	(96,244)	—	808	—	—	—	808	(95,436)
Depreciation and amortization	(39,329)	—	—	—	—	—	—	(39,329)
Interest, net	(56,008)	—	—	—	—	—	—	(56,008)

Income from continuing operations before income taxes	5,554	666	4,176	31,462	3,069	777	40,150	45,704
Provision for income taxes	12,523	196	1,225	429	697	228	2,775	15,298

	(6,969)	$470	$2,951	$31,033	$2,372	$549	$37,375	30,406

Noncontrolling interests	(9,900)							(9,900)

Income (loss) attributable to Kindred	$(16,869)							$20,506

Diluted earnings (loss) per common share	$(0.20)							$0.23
Diluted shares used in computing earnings (loss) per common share	86,184							86,892

	Three months ended December 31, 2015
		Charges
				RehabCare			Gentiva
		Retirement	Facility/	customer			transaction			Before
	As	and	branch	contract	Litigation	Impairment	and	Other		charges
	reported	severance	closings	litigation	contingency	charges	integration	transaction	Total	(“core”)
Income from continuing operations:
Segment EBITDAR:
Hospital division	$116,454	$1,221	$—	$—	$—	$—	$—	$—	$1,221	$117,675

Kindred at Home:
Home health	67,032	—	1,794	—	—	—	—	—	1,794	68,826
Hospice	28,668	—	1,544	—	—	—	—	—	1,544	30,212

	95,700	—	3,338	—	—	—	—	—	3,338	99,038

Kindred Rehabilitation Services:
Kindred Hospital Rehabilitation Services	44,891	207	—	—	—	—	—	—	207	45,098
RehabCare	(1,118)	112	—	12,864	—	—	—	—	12,976	11,858

	43,773	319	—	12,864	—	—	—	—	13,183	56,956

Nursing center division	36,601	—	—	—	—	—	—	—	—	36,601

Support center	(63,016)	585	—	—	—	—	—	—	585	(62,431)
Litigation contingency expense	(8,261)	—	—	—	8,261		—	—	8,261	—
Impairment charges	(18,031)	—	—	—	—	18,031	—	—	18,031	—
Transaction costs	(5,367)	—	—	—	—	—	4,189	1,178	5,367	—

EBITDAR	197,853	2,125	3,338	12,864	8,261	18,031	4,189	1,178	49,986	247,839
Rent	(97,823)	—	889	—	—	—	—	—	889	(96,934)
Depreciation and amortization	(40,362)	—	—	—	—	—	—	—	—	(40,362)
Interest, net	(55,664)	—	—	—	—	—	—	—	—	(55,664)

Income from continuing operations before income taxes	4,004	2,125	4,227	12,864	8,261	18,031	4,189	1,178	50,875	54,879
Provision (benefit) for income taxes	(51,980)	836	1,663	5,062	50,329	6,205	1,487	156	65,738	13,758

	55,984	$1,289	$2,564	$7,802	$(42,068)	$11,826	$2,702	$1,022	$(14,863)	41,121

Noncontrolling interests	(12,082)									(12,082)

Income attributable to Kindred	$43,902									$29,039

Diluted earnings per common share	$0.50									$0.33
Diluted shares used in computing earnings per common share	87,232									87,232

Kindred Healthcare Reports Second Quarter 2016 Results

August 4, 2016

KINDRED HEALTHCARE, INC.

Reconciliation of GAAP Results to Non-GAAP Measurements (Continued)

(Unaudited)

(In thousands)

	Three months ended		Six months ended
	June 30,		June 30,
	2016	2015	2016	2015
Reconciliation of net cash flows provided by operating activities to free cash flows:
Net cash flows provided by (used in) operating activities	$135,028	$100,379	$1,966	($39,223)
Adjustments to remove certain payments (including payments made for discontinued operations) included in net cash flows provided by (used in) operating activities:
Transaction, severance, retirement and retention	6,712	14,509	12,091	96,849
Business interruption settlements	(171)	—	(1,309)	—
Ventas, Inc. lease termination fee	3,500	—	3,500	40,000
Capitalized lender fees related to debt refinancing	7,333	—	7,333	28,012
Other debt refinancing costs (expensed)	626	—	626	27,001
Other lease termination fees	—	—	—	353
Litigation	2,030	16,575	130,449	16,575

	20,030	31,084	152,690	208,790

Net cash flows provided by operating activities excluding certain items before income tax benefit of certain payments	155,058	131,463	154,656	169,567
Benefit of reduced income tax payments resulting from certain payments	(28,626)	(33,754)	(28,626)	(33,754)

Net cash flows provided by operating activities excluding certain items (core operating cash flows)	126,432	97,709	126,030	135,813

Less routine capital expenditures	(28,724)	(24,500)	(46,830)	(45,269)
Less distributions to noncontrolling interests	(14,231)	(10,119)	(30,546)	(21,138)

Free cash flows excluding certain items (core free cash flows)	$83,477	$63,090	$48,654	$69,406